Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Deep Well Oil & Gas, Inc. (“the Company”) on Form 10-Q for the period ended March 31, 2007 filed with the Securities and Exchange Commission on the date hereof (“the Report”), I, Dr. Horst A. Schmid, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	August 14, 2009

By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and Chief Executive Officer